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                                                                    Sub-Item 77M

                                     MERGERS

                 AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

MORGAN STANLEY PACIFIC GROWTH FUND TO INVESCO PACIFIC GROWTH FUND

     On December 1, 2009, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (formerly known as AIM Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Pacific Growth Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Pacific Growth Fund, (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AIF issued Class A shares of the Acquiring Fund to the Fund's Class A and Class W shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN GLOBAL BOND FUND TO INVESCO VAN KAMPEN GLOBAL BOND FUND

     On December 1, 2009, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (formerly known as AIM Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Van Kampen Global Bond Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Van Kampen Global Bond Fund, (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AIF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

VAN KAMPEN GLOBAL TACTICAL ASSET ALLOCATION FUND TO INVESCO GLOBAL TACTICAL ASSET ALLOCATION FUND

     On December 1, 2009, the Board of Trustees of AIM Investment Funds (Invesco Investment Funds) (formerly known as AIM Investment Funds) ("AIF") approved an Agreement and Plan of Reorganization (the "Agreement"). On May 11, 2010, at a Special Meeting for shareholders of Morgan Stanley Global Tactical Asset Allocation Fund (the "Fund"), shareholders approved the Agreement that provided for the combination of the Fund with Invesco Global Tactical Asset Allocation Fund, (the "Acquiring Fund"), an investment portfolio of AIF (the "Reorganization"). Pursuant to the Agreement, on June 1, 2010, all of the assets of the Fund were transferred to the

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                                                                    Sub-Item 77M

Acquiring Fund. The Acquiring Fund assumed all of the liabilities of the Fund, and AIF issued Class A shares of the Acquiring Fund to the Fund's Class A shareholders, Class B shares of the Acquiring Fund to the Fund's Class B shareholders, Class C shares of Acquiring Fund to the Fund's Class C shareholders, Class R shares of Acquiring Fund to the Fund's Class R shareholders and Class Y shares of the Acquiring Fund to the Fund's Class I shareholders. The value of each Fund's shareholder account with the Acquiring Fund immediately after the Reorganization was the same as the value of such shareholder's account with the Fund immediately prior to the Reorganization. The Reorganization was structured as a tax-free transaction. No initial sales charge was imposed in connection with the Reorganization.

FOR A MORE DETAILED DISCUSSION ON THE REORGANIZATION, PLEASE SEE THE AGREEMENT AND PLAN OF REORGANIZATION FILED HEREIN UNDER ITEM 77Q1(G).